Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of BioLargo, Inc. on Form S-8 (File No. 333-153193) of our report dated April 1, 2014, appearing in the Annual Report on Form 10-K of BioLargo, Inc. for the year ended December 31, 2013, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

HASKELL & WHITE LLP

/s/ HASKELL & WHITE LLP

Irvine, California

April 1, 2014